Exhibit 10.7

Subject to Israeli tax authorities approval

NEXTGEN BIOMED LTD.

2010 ISRAELI SHARE OPTION PLAN

A. NAME AND PURPOSE

1.    Name: This plan, as amended from time to time, shall be known as the NEXTGEN BIOMED LTD. 2010 Share Option Plan” (the “Plan”).

2.    Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and/or contractors of NEXTGEN BIOMED LTD., a public company organized under the laws of the State of Israel, or any Affiliate thereof (collectively, the “Company”), by providing them with opportunities to purchase ordinary shares, par value of 0.01 NIS each of the Company (“Shares”), pursuant to a plan approved by the Board of Directors of the Company (the “Board”) which is designed to benefit from, and is made pursuant to, the provisions of either Section 102 or Section 3(9) of the Israeli Income Tax Ordinance [New Version] 1961 (the “Ordinance”), as applicable, and the rules and regulations promulgated thereunder, or with respect to non-Israeli residents, any applicable laws relevant in their respective country of residence.

For the purpose of this Plan the term “Affiliate” shall mean any company (i) that is a Controlling Shareholder (as such term is defined in Section 102 of the Ordinance) of the Company, or (ii) of which the Company is a Controlling Shareholder, or (iii) which has a Controlling Shareholder that is also a Controlling Shareholder of the Company.

B. GENERAL TERMS AND CONDITIONS OF THE PLAN

3.	Administration:

3.1    The Plan will be administered by the Board or, subject to applicable law, including but not limited to the instruction of the Companies Law 5759-1999 (the “Companies Law”), by a committee appointed by the Board for such purpose (the Board or its committee, the “Committee”), which, if appointed, will consist of such number of directors of the Company as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

3.2    The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to, or approved in, writing by all members of the Committee, shall be the valid acts of the

Committee. The Committee may appoint a secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.3    Subject to the general terms and conditions of this Plan and applicable law, the Committee shall have the full authority in its discretion, from time to time and at any time to determine (i) the persons (“Grantees”) to whom options to purchase Shares (the “Options”) shall be granted, (ii) the number of Shares subject to each Option, (iii) the time or times at which the same shall be granted (iv) the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary, (v) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for; and (vii) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and (viii) the exercise price of the options.

3.4    The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. Subject to the general terms and conditions of the Plan, the Ordinance and any other applicable laws and regulations, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine:

(a)    With respect to grants of 102 Options (as defined in Section 5.1(a)(i) below) – whether the Company shall elect the “Ordinary Income Route” under Section 102(b)(1) of the Ordinance (the “Ordinary Income Route”) or the “Capital Gains Route” under Section 102(b)(2) of the Ordinance (the “Capital Gains Route”) (each of the Ordinary Income Route or the Capital Gains Route – a “Taxation Route”), and the identity of the trustee who shall be granted such 102 Options in accordance with the provisions of this Plan and the then prevailing Taxation Route.

In the event the Committee determines that the Company shall elect one of the Taxation Routes for grants of 102 Options, all grants of 102 Options made following such election, shall be subject to the elected Taxation Route, and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Options are first granted under the then prevailing Taxation Route, or following the lapse of any different period, if provided by law; and

(b)    With respect to the grant of 3(9) Options (as defined in Section 5.1(a)(ii) below) – whether or not 3(9) Options shall be granted to a trustee in accordance with the terms and conditions of this Plan, and the identity of the trustee, if any, who shall be granted such 3(9) Options in accordance with the provisions of this Plan.

3.5    Notwithstanding the aforesaid, the Committee may, from time to time and at any time, grant 102 Options that will not be subject to a Taxation Route, as detailed in Section 102(c) of the Ordinance (“102(c) Options”).

3.6    Subject to the Company’s Articles of Association and the Company’s decision, and to all approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

3.8    The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Option or Share issuance thereunder unless otherwise determined by the Board.

4.	Eligible Grantees:

4.1    The Committee, at its discretion, may grant Options to any employee, director, consultant and/or contractor of the Company. Anything in this Plan to the contrary notwithstanding, all grants of Options shall be authorized and implemented only in accordance with the provisions of applicable law.

4.2    The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other incentive plan of the Company.

5.	Grant of Options, Issuance of Shares, Dividends and Shareholder Rights:

5.1     Grant of Options and Issuance of Shares.

(a)    Subject to the provisions of the Ordinance and applicable law (it being understood that unless otherwise is determined by the Committee, the following shall not apply to the Options granted to non-Israeli Grantees):

(i)    All grants of Options to Israeli employees, directors or office holders of the Company, other than to a Controlling Shareholder, shall be made only pursuant to the provisions of Section 102 of the Ordinance, the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 (“102 Rules”) and any other regulations, rulings, procedures or clarifications promulgated thereunder (“102 Options”), or any other section of the Income Tax Ordinance that will be relevant for such issuance in the future; and

(ii)    All grants of Options to consultants, contractors or Controlling Shareholders of the Company shall be made only pursuant to the provisions of Section 3(9) of the Ordinance and the rules and regulations promulgated thereunder (“3(9) Options”), or any other section of the Ordinance that will be relevant for such issuance in the future.

(b)    Subject to Section 7.1 hereof, the effective date of the grant of an Option (the “Date of Grant”) shall be the date the Committee resolves to grant such Option, unless specified otherwise by the Committee in its determination relating to the award of such Option and as set forth in the Notice of Grant. The Committee shall promptly give the Grantee written notice (the “Notice of Grant”) of the grant of an Option.

(c)    Trust. In the event Options are deposited with a trustee designated by the Committee in accordance with the provisions of Section 3.4 hereof and, with respect to 102 Options, approved by the Israeli Commissioner of Income Tax (the “Trustee”), the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the “Trust”) for the benefit of the Grantee in respect of whom such Option was granted (the “Beneficial Grantee”).

In accordance with Section 102, the tax benefits afforded to 102 Options (and any Shares received upon exercise thereof) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Options for at least a period (the “Trust Period”) that prescribed by the Ordinance according to the Route that will be elected by the company (Ordinary Income Route or Capital Gains Route).

With respect to 102 Options granted to the Trustee, the following shall apply:

(i)    A Grantee granted 102 Options shall not be entitled to sell the Shares received upon exercise thereof (the “Exercised Shares”) or to transfer such Exercised Shares (or such 102 Options) from the Trust prior to the lapse of the Trust Period; and

(ii)    Any and all rights issued in respect of the Exercised Shares, including bonus shares but excluding cash dividends (“Rights”), shall be issued to the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

Notwithstanding the aforesaid, Exercised Shares or Rights that will be sold or transferred, and the Trustee may release such Exercised Shares (or 102 Options) or Rights from Trust, prior to the lapse of the Trust Period, provided however, that tax is paid or withheld in accordance with Section 102(b)(4) of the Ordinance and/or Section 7 of the 102 Rules and/or any other provision in any other section of the Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time.

All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

Alternatively, in the event the Company’s shares are listed on any stock exchange or admitted to trading on an electronic securities trading system, whether in Israel or outside Israel, the Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan, in the name of the Trustee, in accordance with any applicable laws, rules and regulations, until such time that such Shares are released from the Trust as herein provided.

(d)    (i)    Subject to the terms hereof, at any time after the Options are vested, with respect to any 102 Options or Shares, upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee; provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

(ii)    Alternatively, subject to the terms hereof, at any time after the Options are vested with respect to any 102 Options or Shares, provided the Shares are listed on a stock exchange or admitted to trading on an electronic securities trading system, upon the written instructions of the Beneficial Grantee to sell any Shares issued upon exercise of Options, the Company and the Trustee shall use their reasonable efforts to effect such sale and the Trustee shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds of the purchase price in such transaction. The Company or Trustee, as applicable, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee the amount so withheld and paid to said tax authorities.

5.2    Guarantee. In the event a 102(c) Option is granted to a Grantee who is an employee at the time of such grant, if the Grantee’s employment is terminated, for any reason, such Grantee shall provide the Company, to its full satisfaction, with a guarantee or collateral securing the payment of all taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such 102(c) Option, all in accordance with the provisions of Section 102 of the Ordinance, the 102 Rules and the regulation or orders promulgated thereunder.

5.3    Dividend. All Shares issued upon the exercise of Options granted under the Plan shall entitle the Grantee thereof to receive cash dividends with respect thereto. For so long as

Shares deposited with the Trustee on behalf of a Beneficial Grantee are held in the Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Grantee, subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 of the Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

5.4    Shareholder Rights. Unless otherwise provided herein, the holder of an Option shall have no shareholder rights with respect to the Shares underlying such Option until such person shall have exercised the Option, paid the exercise price and become the record holder (the Trustee) of the purchased Shares.

Subject to the provisions of the Plan and the provisions of the Articles of Association of the Company, the Exercised Shares shall entitle the Grantee thereof to full shareholder rights, including voting and dividend rights, with respect to such Exercised Shares.

As long as the Exercised Shares are registered in the name of the Trustee, the voting rights at the Company’s general meetings attached to such Exercised Shares will remain with the Trustee. Each Beneficial Grantee shall be entitled to instruct the Trustee to vote at general meetings, with respect to Exercised Shares held by the Trustee in Trust for the benefit of the Beneficial Grantee. In the event no such instructions are given, the Trustee shall not be obligated to vote such Exercised Shares at general meetings.

6.    Reserved Shares: The total number of Shares that may be subject to Options granted under this Plan shall not exceed 5,000,000 (five million) in the aggregate, subject to adjustments as provided in Section 11 hereof (the “Pool”). The Board of Directors may increase the Pool from time to time; and for this purpose, at any time that the amount of Options outstanding under this Plan equals the then current Pool, a resolution of the Board to grant additional Options hereunder shall be deemed a resolution to increase the Pool in the amount of Options granted in excess of the then current Pool.

Without derogating from the foregoing, the Committee shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan and/or any other plans, previously issued Shares that are held by the Company, from time to time, as Dormant Shares (as such term is defined in the Companies Law).

All Shares under the Plan, in respect of which the right of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan, and under any other plans or sub-plans, as the Committee may determine at its own discretion, from time to time, provided, however, that until termination of the

Plan the Company shall at all times reserve a sufficient number of unissued Shares to meet the requirements of the Plan.

7.	Grant of Options:

7.1    The implementation of the Plan and the granting of any Option under the Plan shall be subject to the Company’s procurement of all approvals and permits required by applicable law or regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Shares issued pursuant to it. The Company shall obtain the approval of the Company’s shareholders for the adoption of this Plan or for any amendment or sub-plan adopted in the future to this Plan, if shareholders’ approval is necessary or desirable to comply with any applicable law including without limitation the securities laws of any jurisdiction applicable to Options granted to Grantees under this Plan, or if shareholders’ approval is required by any authority or by any governmental agencies or national securities exchanges.

7.2    The Notice of Grant shall state, inter alia, the number of Shares subject to each Option, the vesting schedule, the dates when the Options may be exercised, the exercise price, whether the Options granted thereby are 102 Options (and in particular whether the 102 Options are granted under the Ordinary Income Route; the Capital Gains Route or as 102(c) Options) or 3(9) Options, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan. Each Notice of Grant evidencing a 102 Option shall, in addition, be subject to the provisions of the Ordinance applicable to such Options.

Furthermore, each Grantee of a 102 Option under a Taxation Route shall be required to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Ordinance and the applicable Taxation Route, and to undertake not to sell or transfer the Options and/or the Exercised Shares prior to the lapse of the applicable Trust Period. Furthermore, each Grantee shall be required to execute a declaration that (1) he or she pays all taxes that may arise in connection with such sale and/or transfer (2) he or she will be the sole bearer of the liability to pay all taxes that may arise in connection with the sale of the granted options or shares (3) he or she is an Israeli resident (4) he or she obligates to inform the trustee of any change of residence (5) he or she is not a controlling share holder and will not become one after the grant (6) he or she obligates to provide any additional document and sign any additional document or declaration required by the trustee.

7.3    Validity and Vesting. Without derogating from the rights and powers of the Committee under Section 7.2 hereof, unless otherwise specified by the Committee, the Options shall be for a term of ten (10) years (or any shorter period set forth in the Notice of Grant), and, unless determined otherwise by the Committee, the Vesting Period pursuant to which such Options shall vest, and the Grantee thereof shall be entitled to pay for and acquire the Shares, shall be such that all Options shall be fully vested on the first business day following the passing of four (4) years from the Adoption Date, as follows: 50% of the Options shall vest following 24 months from the Adoption Date; 25% of the Options shall vest following 36 months from the Adoption Date; and, 25% of the Options shall vest following 48 months from the Adoption Date (the “Adoption Date” for the purposes of this Plan means the Date of Grant or any other date determined by the Committee for a given grant of Options).

“Vesting Period” of an Option means, for the purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which the holder of an Option may exercise the rights awarded pursuant to the terms of the Option. Any period of time in which the Grantee shall not be employed by the Company, or in which the Grantee shall have taken an unpaid leave of absence, or in which the Grantee shall cease to serve as a director, consultant or contractor of the Company, shall not be included in the Vesting Period.

7.4    Acceleration of Vesting. Anything herein to the contrary in this Plan notwithstanding, the Committee shall have full authority to determine any provisions regarding the acceleration of the Vesting Period of any Option or the cancellation of all or any portion of any outstanding restrictions with respect to any Option or Share upon certain events or occurrences, and to include such provisions in the Notice of Grant on such terms and conditions as the Committee shall deem appropriate.

7.5    Repricing. Subject to applicable law, the Committee shall have full authority to, at any time and from time to time, (i) grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price lower or higher than the exercise price provided in the Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan, or (ii) effectuate a decrease or an increase in the Exercise Price (see Section 8 below) of outstanding Options.

8.    Exercise Price: The exercise price per Share subject to each Option shall be determined by the Committee in its sole and absolute discretion, subject to applicable law and to guidelines adopted by the Board from time to time. In the event the exercise price is not determined by the Committee, and provided the Company’s shares are listed on any stock exchange or admitted to trading on an electronic securities trading system, the exercise price of an Option shall be equal to the closing price of the Company’s Share on such stock exchange or trading system for the last trading day before the date such Option was granted.

9.	Exercise of Options:

9.1    Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

9.2    The exercise of an Option shall be made by a written notice of exercise (the “Notice of Exercise”) delivered by the Grantee to the Company at its principal executive office and/or to any third party designated by the Company (the “Representative”) and, with respect to Options held in the Trust, to the Trustee, in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102 of the Ordinance, specifying the number of Shares to be purchased and accompanied by the payment of the exercise price, at the Company’s or the Representative’s principal office, and containing such other terms and conditions as the Committee shall prescribe from time to time.

9.3    Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through options under the Plan (provided its term is extended, if needed), any other plans or sub-plans, as provided for in Section 6 herein, or any other incentive arrangement of the Company.

9.4    Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.

10.	Termination of Employment:

10.1    Employees. In the event that a Grantee who was an employee of the Company on the Date of Grant of any Options to him or her ceases, for any reason, to be employed by the Company (the “Cessation of Employment”), all Options theretofore granted to such Grantee when such Grantee was an employee of the Company, unless determined otherwise by the Committee, shall terminate as follows:

(a)    The date of the Grantee’s Cessation of Employment shall be the date on which the employee-employer relationship between the Grantee and the Company ceases to exist (the “Date of Cessation”).

(b)    All such Options that are not vested at the Date of Cessation shall terminate immediately.

(c)    If the Grantee’s Cessation of Employment is by reason of such Grantee’s death or “Disability” (as hereinafter defined), such Options, to the extent vested at the Date of Cessation, shall be exercisable by the Grantee or the Grantee’s guardian, legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution, at any time until the lapse of 12 months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate.

For purposes hereof, “Disability” shall mean the inability to engage in any substantial gainful occupation for which the Grantee is suited by education, training or experience, by reason of any medically determinable physical or mental impairment that is expected to result in such person’s death or to continue for a period of six (6) consecutive months or more.

(d)    If the Grantee’s Cessation of Employment is due to any reason other than those stated in Sections 10.1(c), 10.1(e) and 10.1(f) herein, such Options (to the extent vested at the Date of Cessation) shall be exercisable at any time until the lapse of three (3) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate; provided, however, that if the Grantee dies within such period, such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee’s legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution at any time until the lapse of twelve (12) months from the Date of Cessation (but in no event after the expiration date of such Options), and shall thereafter terminate.

(e)    Notwithstanding the aforesaid, if the Grantee’s Cessation of Employment is due to (i) breach of the Grantee’s duty of loyalty towards the Company, or (ii) breach of the Grantee’s duty of care towards the Company, or (iii) the commission of any flagrant criminal offense by the Grantee, or (iv) the commission of any act of fraud, embezzlement or dishonesty towards the Company by the Grantee, or (v) any unauthorized use or disclosure by the Grantee of confidential information or trade secrets of the Company, or (vi) any other intentional misconduct by the Grantee (by act or omission) adversely affecting the business or affairs of the Company in a material manner, or (vii) any act or omission by the Grantee which would allow for the termination of the Grantee’s employment without severance pay, according to the Severance Pay Law, 1963, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

(f)    Whether the Cessation of Employment of a particular Grantee is by reason of “Disability” for the purposes of paragraph 10.1(c) hereof or is a termination for reasons as set forth in paragraph 10.1(e) hereof, shall be finally and conclusively determined by the Committee in its absolute discretion.

(g)    Notwithstanding the aforesaid, under no circumstances shall any Option be exercisable after the specified expiration of the term of such Option.

10.2    Directors, Consultants and Contractors. In the event that a Grantee, who is a director, consultant or contractor of the Company, ceases, for any reason, to serve as such, the provisions of Sections 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(f) and 10.1(g) above shall apply, mutatis mutandis. For the purposes of this Section 10.2, “Date of Cessation” shall mean:

(a)    With respect to directors—the date on which a director submits notice of resignation from the Board or the date on which the shareholders of the Company remove such director from the Board, or the date on which a director ceases to serve as such for any other reason; and

(b)    With respect to consultants and contractors—the date on which the consulting or contractor agreement between such consultant or contractor, as applicable, and the Company expires or the date on which either of the parties to such agreement sends the other notice of its intention to terminate said agreement.

10.3    Notwithstanding the foregoing provisions of this Section 10, the Committee shall have the discretion, exercisable either at the time an Option is granted or thereafter, to:

(a)    Extend the period of time for which the Option is to remain exercisable following the Date of Cessation to such greater period of time, as the Committee shall deem appropriate, but in no event beyond the specified expiration of the term of the Option;

(b)    Permit the Option to be exercised, during the applicable exercise period following the Date of Cessation, not only with respect to the number of Shares for which such Option is exercisable at the Date of Cessation but also with respect to one or more additional installments in which the Grantee would have vested under the Option had the Grantee continued in the employ or service of the Company.

10.4    Notwithstanding the foregoing provisions of this Section 10, and for the avoidance of doubt, the transfer of a Grantee from the employ or service of the Company to the employ or service of an Affiliate, or from the employ or service of an Affiliate to the employ or service of the Company or another Affiliate, shall not be deemed a termination of employment or service for purposes hereof.

11.	Bonus Shares, Rights Offering, Cash Dividends and Other Adjustments

11.1    Bonus Shares.

(a)    If the Company distributes bonus shares, whose date of distribution is earlier than the actual date of exercise of Options (the “Exercise Date”), Shares in the number and kind that the option holder would have been entitled to as bonus shares had he/she exercised the Options before the record date determining the right to receive bonus shares, will be added to the Exercised Shares to which the holder of the Options is entitled upon exercising the Options.

(b)    The exercise price of each Option will not change as a result of the addition of such bonus shares, while other terms referring to the Exercised Shares will also apply to the bonus shares added to the Exercised Shares, mutatis mutandis.

(c)    If the Company distributes bonus shares for which the record date for distribution and the date of distribution fall during the period in which Exercised Shares are registered in the name of the Trustee for the Beneficial Grantees, the Company will transfer to the Trustee an amount of bonus shares according to the number of Exercised Shares registered in its name at the time of distribution, and the Trustee will hold them in Trust for the Beneficial Grantees. In the event Shares have been transferred from the Trustee to a Beneficial Grantee and/or sold by the Company or the Trustee at the Beneficial Grantee’s request between the record date for distribution and the date of distribution, the Company will transfer bonus shares in respect of these Shares directly to such Beneficial Grantee. Each such Grantee will be entitled to Shares in the same number and class to which he would have been entitled, had the Shares been held by him prior to the record date for the right to receive the bonus shares. To remove any doubt, the execution of this article is subject to the ordinance.

11.2    Adjustments. Without deviating from the aforesaid in this Section 11, subject to any required action by the shareholders of the Company, the number of Shares subject to each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the Exercise Price for each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, combination or reclassification of the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

11.3    Except as expressly provided in this Section 11, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Exercised Shares subject to an Option.

11.4    Except as expressly provided in this Section 11, the grant of Options under the Plan shall in no way affect the right of the Company to distribute bonus shares, to offer rights to purchase its securities, to distribute cash dividends, or to adjust, reclassify, reorganize or otherwise change its capital.

12.	Liquidation and Corporate Transaction:

12.1    Definitions:

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries;

(ii)    a sale or other disposition of at least eighty percent (80%) of the outstanding securities of the Company;

(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares of the Company outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

12.2    Liquidation. Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action. In such case, the Committee may declare that any Option shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his Option, including any Option that would not otherwise be exercisable.

12.3    Corporate Transaction.

(a)    In the event of a Corporate Transaction, immediately prior to the effective date of such Corporate Transaction, each Option may, among others, at the sole and absolute discretion of the Committee, either:

(i)    be substituted for an option to purchase securities of any successor entity (the “Successor Entity Option”) such that the Grantee may exercise the Successor Entity Option for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction, given the exchange ratio or consideration paid in the Corporate Transaction, the vesting of the Options and such other terms and factors that the Committee determines to be relevant for purposes of calculating the number of Successor Entity Options granted to each Grantee; or

(ii)    be assumed by any successor entity such that the Grantee may exercise the Option for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction; given the exchange ratio or consideration paid in the Corporate Transaction, the vesting of the Options and such other terms and factors that the Committee determines to be relevant for purposes of calculating the number of Options granted to each Grantee.

In the event of a clause (i) or clause (ii) action, appropriate adjustments shall be made to the exercise price per Share to reflect such action.

(b)    Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by a successor entity.

(c)    Notwithstanding the foregoing, and without derogating from the power of the Committee pursuant to the provisions of this Plan, the Committee shall have full authority and sole discretion to determine that any of the provisions of Sections 12.3(a)(i) and/or 12.3(a)(ii) above shall apply in the event of a Corporate Transaction in which the consideration received by the shareholders of the Company is not solely comprised of securities of a successor entity, or in which such consideration is solely cash or assets other than securities of a successor entity.

12.4    Sale. Subject to any provision in the Article of Association of the Company and to the Committee’s sole and absolute discretion, in the event that all or substantially all of the issued and outstanding share capital of the Company is to be sold (the “Sale”), each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Options in the Company, provided, however, that each such Share or Option shall be sold at a price equal to that of any other Share sold under the Sale (minus the applicable exercise price), while accounting for changes in such price due to the respective terms of any such Option.

With respect to Shares held in Trust the following procedure will be applied: The Trustee will transfer the Shares held in Trust and sign any document in order to effectuate the transfer of Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the Board, specifying that: (i) all or substantially all of the issued outstanding share capital of the Company is to be sold, and therefore the Trustee is obligated to transfer the Shares held in Trust; (ii) the Company is obligated to withhold at the source all taxes required to be paid upon release of the Shares from the Trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; (iii) the Company is obligated to transfer the consideration for the Shares directly to the Grantees.

12.5    The grant of Options under the Plan shall in no way affect the right of the Company to change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.	Limitations on Transfer:

13.1    Unless determined otherwise by the Committee, no Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. In addition, as long as Options and/or Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution. To remove any doubt, all conditions of section 102 shall apply to any potential transferee of the said Options or Shares in any event which may occur, e.g., a transfer of the options according to a court order or by will.

13.2    The Grantee’s rights to sell Exercised Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, from time to time or upon a specific occurrence, and the Grantee unconditionally agrees and accepts any such limitations.

14.	Term and Amendment of the Plan:

14.1    The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan was adopted by the Board, or (ii) the termination of all outstanding Options in connection with a Corporate Transaction or in connection with, and as a result of, any other event. All Options outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Options.

14.2    Subject to applicable laws and regulations, the Board in its discretion may, at any time and from time to time, amend, alter, extend or terminate the Plan. However, no such action shall adversely affect any rights and obligations with respect to Options at the time outstanding under the Plan, unless the Grantee consents to such action. In addition, in the event the Committee wishes to grant Options to non-Israeli Grantees, the Committee may adopt, as part of this Plan and based on it, sub-plans, in order to comply with all relevant and applicable laws and regulations of the country of residence of such Grantee.

15.    Withholding and Tax Consequences: The Company’s obligation to deliver Shares upon the exercise of any Options granted under the Plan shall be subject to the satisfaction of all applicable income tax and other compulsory payments withholding requirements. All tax consequences and obligations regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Company, of the Trustee or of the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and/or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.

The Company and/or the Trustee, when applicable, shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

16.	Miscellaneous:

16.1    Continuance of Employment. Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in the Plan or in any Option granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause.

Notwithstanding anything to the contrary in this Plan, it is hereby clarified, that any income attributed (or deemed to be attributed) to the Grantee as a result of this Plan, the grant or exercise of Options thereunder, or the sale of Exercised Shares, shall not be taken into account for the purpose of calculating the Grantee’s eligibility for any rights deriving from the employee-employer or service provider-client relationship between the Grantee and the Company.

16.2    Governing Law. Unless otherwise provided in a sub-plan of this Plan or in a specific Notice of Grant, the Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel, excluding the choice of law rules thereof.

16.3    Application of Funds. Any proceeds received by the Company from the sale of Shares pursuant to the exercise of Options granted under the Plan shall be used for general corporate purposes of the Company.

16.4    Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

16.5    Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16.6    The provisions of this Plan shall not be construed as deviating from any applicable laws, rules and regulations.

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